Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 (this “Second Amendment”) to that certain Employment Agreement, dated as of November 18, 2002, as amended by Amendment No. 1, dated as of December 24, 2008 (together, the “Agreement”), by and between GFI Group Inc., a Delaware corporation (the “Company”), and James A. Peers (“Executive”), is made on February 3, 2015 (the “Second Amendment Effective Date”).

WHEREAS, the Company and Executive desire to amend the Agreement to ensure that Executive remains available to provide services to the Company for a period of time sufficient to ensure the orderly operation of the Company; and

WHEREAS, the Company and Executive have each approved this Second Amendment and the changes to the Agreement that it will affect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Section 1.                                           Amendments.  The Agreement shall be amended as follows:

A.                                    Section 6(a)(ii) shall be amended by replacing the phrase “six (6)” with the phrase “twelve (12)”.

B.                                    The text of Sections 6(a)(iii), 6(c)(iii) and 6(d)(v) shall be replaced with the following text:

“an amount in lieu of the Discretionary Bonus equal to the average annual Discretionary Bonus (including cash and any equity component of such annual bonus) earned by Executive during the two most recently completed fiscal years of the Company.”

C.                                    The following text shall be added as Section 6(c)(iv) at the end of the first sentence:

“and (iv) a salary continuation benefit for a period of twelve (12) months following the termination of Executive’s employment, at a rate equal to the rate of Executive’s Base Salary as of the day immediately preceding the date of termination, payable at all times and in the manner of the Company’s regular payroll practices, provided, however, that this period of salary continuation benefit will be reduced by the number of weeks, if any, that the Executive had been paid his Base Salary during a Notice Period.”

D.                                    The words “clause (ii) or (iii) of this Section 6(c)” in the second sentence of Section 6(c) are replaced with the words “clause (ii), (iii) or (iv) of this Section 6(c)”.

E.                                     The following text shall be added as the last sentence of Section 6(c):

“Notwithstanding anything else contained herein, in the event that the Executive’s employment is terminated by reason of Executive’s death or permanent disability within the one year period following a “change of control” (as defined herein), Executive shall be entitled to receive the benefits set forth in Section 6(d) in lieu of the benefits set forth in Section 6(c) above.”

F.                                      Section 6(d)(iv) is hereby amended by deleting the text therein in its entirety and replacing it with the following:

“with respect to any deferred cash, restricted stock units or other equity interests in the Company that Executive has been awarded but have not matured or fully vested, such deferred cash, restricted stock units or other equity interests shall accelerate and mature, vest or settle, as applicable, at the date of termination of Executive’s employment, provided, however, that the foregoing shall not apply to the extent any such acceleration and/or settlement would result in any additional tax, interest or penalty under Code Section 409A, or damages for failing to comply with Code Section 409A;”

G.                                    Section 6(d) is hereby amended by deleting the second sentence of that section in its entirety.

H.                                   A reference to Section 13 shall be added to Section 12(k).

Section 2.                                           Effect of Second Amendment.  Except as set forth in Section 1 of this Second Amendment, the provisions of the Agreement shall not be amended or altered by this Second Amendment and shall continue in full force and effect.

Section 3.                                           Miscellaneous.  This Second Amendment shall be governed by the internal laws of the State of New York.  This Second Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument.  This Second Amendment and the Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understanding between the parties regarding the subject matter hereof, whether written or oral, except for the Agreement (as amended hereby), are superceded by this Amendment.  Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rending unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the undersigned parties on the Second Amendment Effective Date.

COMPANY:

GFI GROUP INC.

By:	/s/ Christopher D’Antuono
Name: Christopher D’Antuono
Title: General Counsel and Corporate Secretary

EXECUTIVE

/s/ James A. Peers
James A. Peers